Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO Announces EPS of $0.38 for First Quarter

•                  Revenues total $108.8 million

•                  Gross margin increases 130 basis points to 26.7%

•                  Operating margin reaches five-year high of 3.0%

•                  Quarterly EBITDA per share* of $0.85

•                  Quarterly operating cash flow reaches $6.6 million

HUNT VALLEY, Md., July 21, 2009 -  TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the product and supply chain solutions needed to build, operate and use wireless networks and systems, today announced its results for the fiscal first quarter ending June 28, 2009.

Revenues for the first quarter of fiscal 2010 totaled $108.8 million compared to $122.1 million in the 2009 first quarter.  Gross profit for the 2010 first quarter was $29.0 million, or 26.7% of revenue, compared to $31.0 million, or 25.4% of revenue, in the prior-year period.  The company reported net income of $1.9 million, or $0.38 per diluted share in the first quarter of fiscal 2010, compared to $2.1 million, or $0.37 per diluted share, in the prior-year quarter.

“TESSCO delivered another strong quarter with increased earnings per share, strong operating cash flows and a solid balance sheet,” commented Chairman, President and CEO Robert B. Barnhill.  “These accomplishments reflect the soundness of our strategies for leveraging the many growth opportunities in the wireless industry while enhancing the productivity of our business from top to bottom.  We are especially pleased that while strengthening our value delivery and product availability to customers, we improved both our gross and operating margins, kept expenses at a steady state, and ended the quarter with $4.4 million of cash and no outstanding balance on our revolving credit facility.  Operating margin rose to its highest level in five years.

“On a sequential basis, we saw revenue growth in every product line of business and buyer growth in all of our served markets.  We continue to leverage our Power of One — Consolidate Your Purchases and Lower Your Total Cost program, designed to expand our share of the product categories customers purchase from us.  In addition, cellular device accessories sales from our carrier customers grew significantly this quarter.  I believe our successes in this difficult economic environment demonstrate the value proposition of ‘delivering what you need, when and where you need it®’ for all those that build, operate and use wireless systems.

“We entered the second quarter actively pursuing several significant relationships that we believe have the potential to come to fruition in this fiscal year.  The convergence of wireless and internet technologies continues to accelerate, creating exciting voice, data, and video systems for consumer, enterprise, public safety, education, transportation, and energy production and delivery applications.  The innovation and flexibility that we have built, combined with our reputation and credibility, is the foundation for TESSCO to profit from these major developments.

“In summary, I am proud that in the midst of this difficult economy, TESSCO has continued to prove our value proposition to our customers while demonstrating our execution capabilities to our shareowners.”

Business Outlook

TESSCO management is encouraged by the company’s results for the first quarter of fiscal 2010 and is revising the fiscal year 2010 earnings guidance provided on April 30, 2009 to a range of $1.15 to $1.40 per share.  The previous guidance was a range of $1.00 to $1.40 per share.  As the year progresses and visibility increases, management will review and update its financial targets as appropriate.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted.  Moreover, the nature of our business is that TESSCO typically ships products within several days after booking orders; the lack of an order backlog makes it even more difficult to forecast future results.

Stock Buyback Program

During the first quarter of fiscal 2010, the company did not purchase any shares of common stock under its existing buyback program. As of June 28, 2009, up to 84,439 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers. Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

First-Quarter-2010 Conference Call

TESSCO will hold a conference call to discuss its fiscal first-quarter-2010 results on Wednesday, July 22, 2009 at 10:00 a.m. ET.  To participate in the live call by telephone, dial 866.383.7998 and reference conference ID #69023899.  A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. ET on July 22 until 5:00 p.m. ET on July 29, 2009. To listen to the telephone replay, dial 888.286.8010 and enter conference ID #11183374.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate its ongoing operations and as a general indicator of its operating cash flow (in conjunction with its cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding.  Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s debt instruments. The definition of EBITDA as used in the Company’s debt instruments is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company’s non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies (Nasdaq:TESS) is a value-added provider of the product solutions needed to design, build, run, maintain and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self-maintained utility, transportation, enterprise and government organizations. As Your Total Source® provider of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on-time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of the customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated

Consolidated Statements of Income

	Fiscal Quarters Ended
	June 28, 2009	March 29, 2009	June 29, 2008
	(unaudited)	(unaudited)	(unaudited)

Revenues	$108,801,300	$98,221,900	$122,068,300
Cost of goods sold	79,785,700	70,870,600	91,055,400
Gross profit	29,015,600	27,351,300	31,012,900
Selling, general and administrative expenses	25,761,400	25,995,600	27,494,600
Income from operations	3,254,200	1,355,700	3,518,300
Interest, net	109,300	147,900	136,800
Income before provision for income taxes	3,144,900	1,207,800	3,381,500
Provision for income taxes	1,232,800	422,600	1,318,800
Net income	$1,912,100	$785,200	$2,062,700

Basic earnings per share (1)	$0.39	$0.16	$0.38
Diluted earnings per share (1)	$0.38	$0.16	$0.37

(1) The Company adopted FASB Staff Position EITF 03-6-1 for Participating Securities, effective March 30, 2009, which decreased Q1 2009 basic and diluted earnings per share by $0.01. The impact on Q4 2009 basic and diluted EPS was $0.01 and less than $0.01, respectively.

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	June 28, 2009	March 29, 2009
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$4,400,300	$599,800
Trade accounts receivable, net	48,292,000	44,601,300
Product inventory	40,929,200	36,540,400
Deferred tax assets	4,366,700	4,366,700
Prepaid expenses and other current assets	2,163,900	2,168,500
Total current assets	100,152,100	88,276,700

Property and equipment, net	20,833,700	21,566,900
Goodwill, net	8,832,700	6,550,700
Other long-term assets	2,038,600	2,258,300
Total assets	$131,857,100	$118,652,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$50,675,700	$40,481,600
Payroll, benefits and taxes	5,800,400	6,494,400
Income and sales tax liabilities	4,293,400	2,908,400
Accrued expenses and other current liabilities	1,386,700	1,405,900
Revolving line of credit	—	—
Current portion of long-term debt	384,300	361,400
Total current liabilities	62,540,500	51,651,700

Deferred tax liabilities	2,416,000	2,416,000
Long-term debt, net of current portion	3,614,400	3,481,700
Other long-term liabilities	958,200	937,000
Total liabilities	69,529,100	58,486,400

Shareholders’ Equity:
Preferred stock	—	—
Common stock	81,000	80,100
Additional paid-in capital	34,837,500	34,503,700
Treasury stock, at cost	(42,257,500)	(42,155,700)
Retained earnings	69,793,000	67,880,900
Accumulated other comprehensive loss	(126,000)	(142,800)
Total shareholders’ equity	62,328,000	60,166,200

Total liabilities and shareholder’s equity	$131,857,100	$118,652,600

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA)

	Fiscal Quarters Ended
	June 28, 2009	March 29, 2009	June 29, 2008
	(unaudited)	(unaudited)	(unaudited)

Net income	$1,912,100	$785,200	$2,062,700
Add:
Provision for income taxes	1,232,800	422,600	1,318,800
Interest, net	109,300	147,900	136,800
Depreciation and amortization	1,040,900	1,053,400	1,098,900
EBITDA (1)	$4,295,100	$2,409,100	$4,617,200
EBITDA per diluted share (1)	$0.85	$0.48	$0.84

(1) The Company adopted FASB Staff Position EITF 03-6-1 for Participating Securities, effective March 30, 2009, which decreased Q1 2009 diluted EBITDA per share by $0.02. The impact on Q4 2009 diluted EPS was $0.01.

TESSCO Technologies Incorporated

Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended June 28, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	$10,550	$467	$2,716	$13,733
Resellers	16,791	46,624	1,881	65,296
Users and Governments	12,448	3,234	10,859	26,541
Total Commercial/Government Revenue	39,789	50,325	15,456	105,570
Consumer Revenue	—	3,231	—	3,231
Total Revenue	$39,789	$53,556	$15,456	$108,801

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$2,679	$122	$676	$3,477
Resellers	4,912	12,324	470	17,706
Users and Governments	3,572	977	2,331	6,880
Total Commercial/Government Gross Profit	11,163	13,423	3,477	28,063
Consumer Gross Profit	—	953	—	953
Total Gross Profit	$11,163	$14,376	$3,477	$29,016

Change from the Quarter Ended June 29, 2008:
Commercial/Government Revenue:
Public Carriers and Network Operators	(8.6)%	(31.7)%	(25.8)%	(13.6)%
Resellers	(9.5)%	(8.2)%	(30.8)%	(9.4)%
Users and Governments	(3.2)%	(15.2)%	(26.6)%	(15.6)%
Total Commercial/Government Revenue	(7.4)%	(9.0)%	(27.0)%	(11.6)%
Consumer Revenue	—	21.2%	—	21.2%
Total Revenue	(7.4)%	(7.6)%	(27.0)%	(10.9)%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(12.5)%	(40.8)%	(24.7)%	(16.5)%
Resellers	(1.5)%	1.8%	(37.7)%	(0.8)%
Users and Governments	(1.7)%	(23.4)%	(24.5)%	(14.0)%
Total Commercial/Government Gross Profit	(4.4)%	(1.3)%	(26.7)%	(6.5)%
Consumer Gross Profit	—	(4.5)%	—	(4.5)%
Total Gross Profit	(4.4)%	(1.5)%	(26.7)%	(6.4)%

Change from the Quarter Ended March 29, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	(4.5)%	6.4%	(0.9)%	(3.5)%
Resellers	5.7%	14.6%	(16.3)%	11.0%
Users and Governments	4.8%	5.7%	44.9%	18.3%
Total Commercial/Government Revenue	2.5%	13.9%	23.8%	10.6%
Consumer Revenue	—	17.5%	—	17.5%
Total Revenue	2.5%	14.1%	23.8%	10.8%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(3.9)%	(3.9)%	2.1%	(2.8)%
Resellers	(0.4)%	17.2%	(18.7)%	10.5%
Users and Governments	0.4%	(3.1)%	6.2%	1.8%
Total Commercial/Government Gross Profit	(1.0)%	15.2%	1.2%	6.5%
Consumer Gross Profit	—	(3.6)%	—	(3.6)%
Total Gross Profit	(1.0)%	13.8%	1.2%	6.1%

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